UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 27, 2012 (June 27, 2012)

GIBRALTAR INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-22462	16-1445150
(State or other jurisdiction of incorporation )	(Commission File Number)	(IRS Employer Identification No.)

3556 Lake Shore Road
P.O. Box 2028
Buffalo, New York		14219-0228
(Address of principal executive offices)		(Zip Code)

(716) 826-6500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Amendment and Restatement of Management Stock Purchase Plan

On June 27, 2012 the registrant amended and restated the Gibraltar Industries, Inc. Management Stock Purchase Plan (the “MSPP”) to permit participants to elect to have amounts attributable to compensation, which would be payable at any time after January 1, 2013 but whose receipt has been deferred as permitted by the MSPP, paid as follows:

a.	Termination other than due to death – in one lump sum, or in 5 or 10 consecutive annual installments. The lump sum or first installment shall be paid in the first calendar month occurring 6 months following termination and subsequent installments shall be paid in each January thereafter, or

b.	Termination due to death – in one lump sum, or in 5 or 10 consecutive annual installments. The lump sum or first installment shall be paid in the first calendar month occurring after 90 days following death and subsequent installments shall be paid in each January thereafter.

The foregoing description of the terms and conditions of the amendment of the MSPP is qualified in its entirety by reference to the terms and conditions of that Fourth Amendment and Restatement of the MSPP, a copy of which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits:

Exhibit No.	Description

10.1	Fourth Amendment and Restatement of the Gibraltar Industries, Inc. Management Stock Purchase Plan, dated June 27, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GIBRALTAR INDUSTRIES, INC.

Date: June 27, 2012
	By:	/s/ Timothy F. Murphy
Timothy F. Murphy
Vice President and Secretary

EXHIBIT INDEX

Exhibit No.	Description

Exhibit 10.1	Fourth Amendment and Restatement of the Gibraltar Industries, Inc. Management Stock Purchase Plan, dated June 27, 2012.